Exhibit 99.01

Press Release
www.shire.com

BLOCK LISTING SIX MONTHLY RETURN

November 23, 2009 - Shire plc (LSE: SHP, NASDAQ: SHPGY)

Name of applicant:		Shire plc
Name of scheme:		1996 Executive Share Option Scheme
Period of return:	From:	23 May 2009	To:	22 November 2009
Balance of unallotted securities under scheme(s) from previous return:		82,000
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		1,000
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		81,000

Name of applicant:		Shire plc
Name of scheme:		2000 Executive Share Option Scheme
Period of return:	From:	23 May 2009	To:	22 November 2009
Balance of unallotted securities under scheme(s) from previous return:		5,697,032
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		808,598
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		4,881,959

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	23 May 2009	To:	22 November 2009
Balance of unallotted securities under scheme(s) from previous return:		32,341

Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):	Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):	Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:	32,341

Name of applicant:		Shire plc
Name of scheme:		Biochem Pharma Stock Option Plan
Period of return:	From:	23 May 2009	To:	22 November 2009
Balance of unallotted securities under scheme(s) from previous return:		9,222
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		223
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		8,999

Name of contact:	Tony Guthrie, Deputy Company Secretary
Address of contact:	Hampshire International Business Park Basingstoke, Hampshire, RG24 8EP
Telephone number of contact:	01256 894754

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 617 551 9715

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.